EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS JULY 2002 PERFORMANCE

HOUSTON, Aug. 1, 2002 - Continental Airlines (NYSE: CAL) today reported a July 2002 systemwide mainline jet load factor of 79.4 percent, 1.2 points above last year's July load factor. For July 2002, Continental reported a record July domestic mainline jet load factor of 79.2 percent and an international mainline jet load factor of 79.9 percent.

Continental reported an on-time arrival rate of 82.8 percent and a completion factor of 99.5 percent for its mainline jet operations in July 2002.

In July 2002, Continental flew 5.7 billion mainline jet revenue passenger miles (RPMs) and 7.2 billion mainline jet available seat miles (ASMs) systemwide, resulting in a traffic decrease of 8.6 percent and a capacity decrease of 10.1 percent as compared to July 2001. Domestic mainline jet traffic was 3.4 billion RPMs in July 2002, down 10.4 percent from July 2001, and July 2002 domestic mainline jet capacity was 4.3 billion ASMs, down 12.7 percent from July last year.

Systemwide July 2002 mainline jet passenger revenue per available seat mile (RASM) is estimated to have decreased between 3 and 5 percent compared to July 2001 as a result of lower year-over-year yields, slightly offset by higher load factors. For June 2002, RASM declined 5.5 percent as compared to June 2001.

Consolidated breakeven load factor for August 2002 is estimated to be 78.0 percent. Actual consolidated breakeven load factor may vary significantly from this estimate depending on actual passenger revenue yields, fuel price and other factors. Month-to-date consolidated load factor information can be found on Continental's website at continental.com in the Investor Relations-Financial/Traffic Releases section.

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JULY 2002 PERFORMANCE/PAGE 2

ExpressJet Airlines, a subsidiary of Continental Airlines doing business as Continental Express, separately reported a load factor of 67.4 percent for July 2002, 0.5 points below last year's July load factor. ExpressJet flew 362.7 million RPMs and 538.4 million ASMs in July 2002, resulting in a traffic increase of 7.8 percent and a capacity increase of 8.7 percent versus July 2001.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the Company's current beliefs, expectations or intentions regarding future events. In connection therewith, please see the risk factors set forth in the Company's 2001 10-K and its other securities filings, which identify important matters such as terrorist attacks, the significant cost of aircraft fuel, labor costs, currency risk, competition and industry conditions, regulatory matters and the seasonal nature of the airline business, that could cause actual results to differ materially from those in the forward-looking statements.

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JULY 2002 PERFORMANCE /PAGE 3

PRELIMINARY TRAFFIC RESULTS
JULY	2002	2001	Change
REVENUE PASSENGER MILES (000)
Domestic	3,407,070	3,804,364	(10.4) Percent

International	2,295,098	2,433,046	(5.7) Percent
Transatlantic	1,079,387	1,094,276	(1.4) Percent
Latin America	724,580	797,043	(9.1) Percent
Pacific	491,131	541,726	(9.3) Percent

Total Jet	5,702,168	6,237,410	(8.6) Percent

ExpressJet	362,678	336,334	7.8 Percent

AVAILABLE SEAT MILES (000)
Domestic	4,304,401	4,930,600	(12.7) Percent

International	2,872,903	3,048,664	(5.8) Percent
Transatlantic	1,300,178	1,328,729	(2.1) Percent
Latin America	925,469	966,870	(4.3) Percent
Pacific	647,257	753,065	(14.1) Percent

Total Jet	7,177,304	7,979,264	(10.1) Percent

ExpressJet	538,380	495,451	8.7 Percent

PASSENGER LOAD FACTOR
Domestic	79.2 Percent	77.2 Percent	2.0 Points

International	79.9 Percent	79.8 Percent	0.1 Points
Transatlantic	83.0 Percent	82.4 Percent	0.6 Points
Latin America	78.3 Percent	82.4 Percent	(4.1) Points
Pacific	75.9 Percent	71.9 Percent	4.0 Points

Total Jet	79.4 Percent	78.2 Percent	1.2 Points

ExpressJet	67.4 Percent	67.9 Percent	(0.5) Points

CARGO REVENUE TON MILES (000)
Total	78,504	76,816	2.2 Percent

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JULY 2002 PERFORMANCE/PAGE 4
YEAR-TO-DATE	2002	2001	Change
REVENUE PASSENGER MILES (000)
Domestic	21,424,293	23,689,612	(9.6) Percent

International	13,796,041	14,714,981	(6.2) Percent
Transatlantic	6,026,712	6,508,560	(7.4) Percent
Latin America	4,640,773	4,873,916	(4.8) Percent
Pacific	3,128,556	3,332,505	(6.1) Percent

Total Jet	35,220,334	38,404,593	(8.3) Percent

ExpressJet	2,200,676	2,001,543	9.9 Percent

AVAILABLE SEAT MILES (000)
Domestic	28,604,134	32,405,319	(11.7) Percent

International	18,097,994	19,844,996	(8.8) Percent
Transatlantic	7,685,067	8,486,517	(9.4) Percent
Latin America	6,304,952	6,649,184	(5.2) Percent
Pacific	4,107,975	4,709,295	(12.8) Percent

Total Jet	46,702,128	52,250,315	(10.6) Percent

ExpressJet	3,494,782	3,187,864	9.6 Percent

PASSENGER LOAD FACTOR
Domestic	74.9 Percent	73.1 Percent	1.8 Points

International	76.2 Percent	74.1 Percent	2.1 Points
Transatlantic	78.4 Percent	76.7 Percent	1.7 Points
Latin America	73.6 Percent	73.3 Percent	0.3 Points
Pacific	76.2 Percent	70.8 Percent	5.4 Points

Total Jet	75.4 Percent	73.5 Percent	1.9 Points

ExpressJet	63.0 Percent	62.8 Percent	0.2 Points

CARGO REVENUE TON MILES (000)
Total	510,962	574,898	(11.1) Percent

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JULY 2002 PERFORMANCE/PAGE 5

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
JULY	2002	2001	Change
On-Time Performance[1]	82.8%	82.8%	- Points

Completion Factor[2]	99.5%	99.3%	0.2 Points

YEAR-TO-DATE	2002	2001	Change
On-Time Performance[1]	84.8%	81.3%	3.5 Points

Completion Factor[2]	99.8%	98.9%	0.9 Points

June 2002 actual consolidated breakeven load factor[3]			73.8 Percent

July 2002 estimated year-over-year RASM change			(3-5) Percent

July 2002 estimated average price per gallon of fuel, excluding fuel taxes			70 Cents

July 2002 estimated consolidated breakeven load factor[3]			78.5 Percent

July 2002 actual consolidated load factor[4]			78.6 Percent

August 2002 estimated consolidated breakeven load factor[3]			78.0 Percent

1 Department of Transportation Arrivals within 14 minutes

2 System Mileage Completion Percentage

3 Consolidated load factor (including Continental Airlines and Continental Express) needed to breakeven on a consolidated net income basis

4 Includes Continental Airlines and Continental Express

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